      As filed with the Securities and Exchange Commission on February 4, 1999
                                                    Registration No. 333-
================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                   --------------

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   --------------

                           VARI-LITE INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)


                DELAWARE                               75-2239444
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                   201 REGAL ROW
                                DALLAS, TEXAS 75247
                            (Address including zip code
                    of registrant's principal executive offices)

          VARI-LITE INTERNATIONAL, INC. EMPLOYEES' STOCK OWNERSHIP PLAN

                  VARI-LITE INTERNATIONAL, INC. 1997 OMNIBUS PLAN

                               (Full title of the plan)

                                   --------------

           H. R. Brutsche III                   Copy to: Alan J. Perkins, Esq.
  President and Chief Executive Officer             Gardere & Wynne, L.L.P.
              201 Regal Row                      1601 Elm Street, Suite 3000
           Dallas, Texas 75247                        Dallas, Texas 75201
             (214) 630-1963                             (214) 999-4683

                        (Name, address including zip code and
             telephone number, including area code, of agent for service)

                              -------------------------

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
      OF SECURITIES TO BE         AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
          REGISTERED               REGISTERED           SHARE (1)            PRICE (1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common stock, $0.10 par value    300,000 (2)(3)          $3.55              $1,063,960
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value    800,000 (3)             $5.02              $4,014,576
--------------------------------------------------------------------------------------------------------------
    Totals                     1,100,000                                    $5,078,536           $1,412.00
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

     (1) With respect to shares subject to options not yet granted and stock plan securities, the Proposed Maximum Offering price per Share is estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $3.53125 per share, the average of the high and low prices of the Registrant's common stock as quoted in the NASDAQ Stock Market on February 3, 1999.
     (2) The shares of Common Stock, $0.10 par value ("Common Stock"), of Vari-Lite International, Inc., a Delaware corporation (the "Registrant"), being registered hereby consist of shares to be acquired by the Trustee pursuant to the Vari-Lite International, Inc. Employees' Stock Ownership Plan (the "ESOP") for the accounts of participants.
     (3) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Vari-Lite International, Inc. 1997 Omnibus Plan, the ESOP or other laws.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION*

ITEM 2.     REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-23159).

     (ii) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1998.

     (iii) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1997, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Commission on October 16, 1997 as part of the Registrant's Registration Statement on Form S-1.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, counsel for the Registrant, has rendered an opinion as to the legality of certain of the securities being registered hereby. Alan J. Perkins, a partner in Gardere & Wynne, L.L.P., owns 2,000 shares of Common Stock of the Registrant.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may, under certain circumstances, indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with certain civil and criminal suits or actions. In addition, Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     The Registrant's Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's Certificate of Incorporation and By-Laws also provide that the Registrant shall indemnify any covered person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Registrant to procure a judgment in its favor except that indemnification is prohibited for any claim as to which the covered person shall have been adjudged liable to the Registrant unless a court determines otherwise. Like Section 145 of the DGCL, the Registrant's Certificate of Incorporation and By-Laws provide for indemnification of reasonable expenses, payment of expenses in advance and the power of the Registrant to purchase and maintain insurance for covered persons.

     In addition, Article Fourteenth of the Registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL or decisional law, a director shall not be liable to the Registrant or its stockholders for any act or omission in his capacity as a director. Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its shareholders for monetary damage for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived a personal benefit.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.     EXHIBITS

     4.1*   -- Resolution adopted by the Board of Directors of the Company, dated as of August 27, 1997, amending the name of Vari-Lite Holdings, Inc. Employees' Stock Ownership Plan to Vari-Lite International, Inc. Employees' Stock Ownership Plan

     4.2 -- Vari-Lite International, Inc. Employees' Stock Ownership Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1, No. 333-33559)

     4.3 -- Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement) (incorporated by reference to
               Exhibit 10.20 to the Registrant's Registration Statement on Form S-1, No. 333-33559)

     4.4*   -- Rules of UK Sub-Plan of the Vari-Lite International, Inc.
               1997 Omnibus Plan

     4.5*   -- Form of Nonqualified Stock Option Agreement for Options
               Granted Under the UK Sub-Plan

     4.6*   -- Form of Nonqualified Stock Option Agreement For Unapproved
               Options Granted to UK Employees Under the Parent Plan

     5.1*   -- Legal Opinion of Gardere & Wynne, L.L.P. (including consent listed as Exhibit 24.2)

     5.2*   -- Internal Revenue Service Determination Letter dated October
               15, 1995

     23.1*  -- Consent of Deloitte & Touche LLP

     23.2*  -- Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit
               5.1)

     24.1*  -- Power of Attorney (set forth on page II-4 hereof)

-----------------------------
     *    Filed herewith

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas on February 4, 1999.

                                       VARI-LITE INTERNATIONAL, INC.
                                       (Registrant)


                                       By: /s/ H. R. Brutsche III
                                          -------------------------------------
                                          H. R. Brutsche III, President and
                                          Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints H.
R. Brutsche III and Michael P. Herman and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 4, 1999.

     SIGNATURES                    TITLE
     ----------                    -----
/s/ H. R. Brutsche III             Chairman of the Board, President and Chief
------------------------------     Executive Officer and a Director
H. R. Brutsche III                 (Principal Executive Officer)



/s/ Michael P. Herman              Vice President - Finance, Chief Financial Officer and
------------------------------     Secretary (Principal Financial and Accounting Officer)
Michael P. Herman


/s/ James H. Clark, Jr.
------------------------------     Director
James H. Clark, Jr.


/s/ John D. Maxson
------------------------------     Director
John D. Maxson


/s/ J. Anthony Smith
------------------------------     Director
J. Anthony Smith



                                    II-4

/s/ C. Vincent Prothro
------------------------------     Director
C. Vincent Prothro


/s/ John R. Rettberg
------------------------------     Director
John R. Rettberg

                                 INDEX TO EXHIBITS


     4.1*   -- Resolution adopted by the Board of Directors of the Company, dated as of August 27, 1997, amending the name of Vari-Lite Holdings, Inc. Employees' Stock Ownership Plan to Vari-Lite International, Inc. Employees' Stock Ownership Plan

     4.2 -- Vari-Lite International, Inc. Employees' Stock Ownership Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1, No. 333-33559)

     4.3 -- Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement) (incorporated by reference to
               Exhibit 10.20 to the Registrant's Registration Statement on Form S-1, No. 333-33559)

     4.4*   -- Rules of UK Sub-Plan of the Vari-Lite International, Inc.
               1997 Omnibus Plan

     4.5*   -- Form of Nonqualified Stock Option Agreement for Options
               Granted Under the UK Sub-Plan

     4.6*   -- Form of Nonqualified Stock Option Agreement For Unapproved
               Options Granted to UK Employees Under the Parent Plan

     5.1*   -- Legal Opinion of Gardere & Wynne, L.L.P. (including consent listed as Exhibit 24.2)

     5.2*   -- Internal Revenue Service Determination Letter dated October
               15, 1995

     23.1*  -- Consent of Deloitte & Touche LLP

     23.2*  -- Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit
               5.1)

     24.1*  -- Power of Attorney (set forth on page II-4 hereof)

-----------------------------
     *    Filed herewith



                                    II-6